As filed with the Securities and Exchange Commission on June 17, 2020

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROVENTION BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-5245912
(State of Incorporation)	(I.R.S. Employer Identification Number)

Provention Bio, Inc.

P.O. Box 666

Oldwick, New Jersey 08858

(908) 336-0360

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Ashleigh Palmer

Chief Executive Officer

Provention Bio, Inc.

P.O. Box 666

Oldwick, New Jersey 08858
(908) 336-0360
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Michael J. Lerner, Esq.

Steven M. Skolnick, Esq.
Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, New York 10020
(212) 262-6700

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective, as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-232995

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[X]

Non-accelerated filer	[ ]	Smaller reporting company	[X]

		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.0001 per share	—	—
Total	$6,055,000.00	$785.94

(1)	The Registrant previously registered an aggregate of $200,000,000.00 of Common Stock, Preferred Stock, Warrants, Debt Securities, Subscription Rights and Units on a Registration Statement on Form S-3 (File No. 333-232995), as amended, which was declared effective on August 8, 2019 (the “Related Registration Statement”), and for which a filing fee of $24,240.00 was previously paid. As of the date hereof, a balance of $104,000,000 of such securities remains to be offered and sold under the Related Registration Statement. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of Common Stock, having a proposed maximum aggregate offering price of $6,055,000.00 is hereby registered.

(2)	The registration fee has been calculated pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the public offering of Common Stock of Provention Bio, Inc. (the “Registrant”) contemplated by the Registration Statement on Form S-3, as amended (File No. 333-232995), initially filed with the SEC by the Registrant on August 2, 2019 (the “Related Registration Statement”), pursuant to the Securities Act, which was declared effective by the SEC on August 8, 2019. The contents of the Related Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of registering additional securities of the Company with an aggregate offering price of $6,055,000.00. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Related Registration Statement.

The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith.

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Exhibit Index

Exhibit Number	Description of Exhibit

5.1	Opinion of Lowenstein Sandler LLP

23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)

23.2	Consent of EisnerAmper LLP

24.1(1)	Power of Attorney

(1)	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-3 (File No. 333-232995) initially filed with the Securities and Exchange Commission on August 2, 2019, and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oldwick, New Jersey, on this 17th day of June, 2020.

PROVENTION BIO, INC.

By:	/s/ Ashleigh Palmer
Ashleigh Palmer Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Ashleigh Palmer	Chief Executive Officer and Director	June 17, 2020
Ashleigh Palmer	(Principal Executive Officer)

/s/ Andrew Drechsler	Chief Financial Officer	June 17, 2020
Andrew Drechsler	(Principal Financial and Accounting Officer)

*	Director	June 17, 2020
Jeff Bluestone

*	Director	June 17, 2020
Chip Catlin

	Director	June 17, 2020
Sean Doherty

*	Director	June 17, 2020
Wayne Pisano

	Director	June 17, 2020
Nancy Wysenski

*By:	/s/ Ashleigh Palmer
Ashleigh Palmer
Attorney-in-fact

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